Exhibit 10.2

Second Amendment to Marketing Agreement

This Second Amendment to Marketing Agreement ("Amendment") dated September __, 2000, is made and entered into by and between Charles Schwab & Co., Inc., a California corporation, ("Schwab") and E-LOAN, Inc., a Delaware corporation ("E-LOAN"), and is effective as of April 25, 2000.

WHEREAS, Schwab and E-LOAN have entered into a Marketing Agreement (the "Agreement") dated April 25, 2000;

WHEREAS, Schwab and E-LOAN have a mutual desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties hereby agree as follows:

1. The Effective Date is hereby amended to reflect a date of July 1, 2000

2. Section 8.1 of the Agreement is hereby amended to reflect the Marketing Fee will be due and payable in equal monthly installments commencing on the Effective Date of the Agreement and ending 48 months from such date.

3. Except for the changes set forth in this Amendment, the Agreement shall remain unchanged in all respects, and shall remain in full force and effect in accordance with its terms.

E-LOAN, INC.	CHARLES SCHWAB & CO., INC.
By: __________________	By: __________________
Name: _______________	Name: _______________
Title: ________________	Title: ________________